                                                                  EXHIBIT 10(h)


                                HARTE-HANKS, INC.
                            1998 DIRECTOR STOCK PLAN


         1. Purposes. The purposes of the 1998 Director Stock Plan (the "Plan") are to (a) attract and retain highly qualified individuals to serve as directors of Harte-Hanks, Inc. (the "Company") and (b) to increase the Non-Employee Directors' (as defined below) stock ownership in the Company.

         2. Effective Date. The Plan shall be effective as of May 5, 1998, subject to the approval of the stockholders of the Company.

         3. Participation. Only Non-Employee Directors shall be eligible to participate in the Plan. A "Non-Employee Director" is a person who is serving as a director of the Company and who is not an employee of the Company or any subsidiary of the Company.

         4. Election to Receive Stock In Lieu Of Eligible Cash Fees. Subject to the terms and conditions of the Plan, each Non-Employee Director may elect to forego all or a portion of the cash compensation otherwise payable for services to be rendered by such Non-Employee Director during the calendar year and to receive in lieu thereof whole shares of Company common stock (rounded upward or downward to the nearest whole share), as determined in accordance with Section 6 hereof. Elections shall be made in increments of 25%, 50%, 75% or 100% of such compensation. An election under this Section 4 to have cash compensation paid in shares of common stock shall be valid only if it is in writing, signed by the Non-Employee Director, and filed with the Corporate Secretary of the Company. Common stock to be received by a Non-Employee Director pursuant to such director's election shall be distributed to the director as soon as practicable after the end of each calendar quarter.

         5. Cash Compensation. For purposes of the Plan, cash compensation shall mean the Non-Employee Director's annual director's fees, but shall not include a Non-Employee Director's expense reimbursement.

         6. Equivalent Amount of Stock. The number of whole shares of common stock to be distributed to a Non-Employee Director in accordance with such Non-Employee Director's election made under Section 4 above shall be equal to:

                  (a) the amount of the cash compensation which the Non-Employee Director has forgone during that calendar quarter in exchange for shares of common stock, divided by

                  (b) the closing price for the common stock as reported by the New York Stock Exchange (or any exchange on which the common stock may be then listed) on the last day of each calendar quarter, or, if no shares of common stock were traded on such date, on the next preceding date on which the common stock was traded.

         7. Shares Subject To The Plan. All shares of common stock to be used for purposes of the Plan shall be treasury shares, that is, shares previously issued and outstanding which have been reacquired by the Company and have not been canceled. The shares of common stock issued to a Non-Employee Director pursuant to the provisions of the Plan may not be sold for at least six months after having been acquired, except in the case of death or disability of the Non-Employee Director. The total number of shares of common stock issuable pursuant to the Plan is 200,000.

         8. Nonassignability. No rights under the Plan shall be assignable or transferable by a Non-Employee Director other than by will or the laws of descent and distribution.

         9. Construction; Amendment; Termination. The Plan shall be construed in accordance with the laws of the State of Delaware and may be amended or terminated at any time by action of the Board, provided, that the stockholders of the Company must approve any increase in the number of shares of common stock issuable under the Plan and provided further that the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.